Exhibit 10.104
VERICHIP CORPORATION

2005 FLEXIBLE STOCK PLAN

(Restated to reflect the reverse stock splits as of December 20, 2005 and as of December 18, 2006)

(As Amended and Restated on December 21, 2006)

VERICHIP CORPORATION
2005 FLEXIBLE STOCK PLAN
(As Amended and Restated on December 21, 2006)

i

3. COMMON STOCK

3.1. Number of Shares.	4
3.2. Reusage.	4
3.3. Adjustments.	4

4. ELIGIBILITY

4.1. Determined By Committee.	4

5. ADMINISTRATION

5.1. Committee.	4
5.2. Authority.	5
5.3. Delegation.	5
5.4. Determination.	5

6. AMENDMENT

6.1. Power of Board.	5
6.2. Limitation.	5

7. TERM AND TERMINATION

7.1. Term.	6
7.2. Termination.	6

8. MODIFICATION OR TERMINATION OF BENEFITS

8.1. General.	6
8.2. Committee’s Right.	6
8.3. Compliance with Applicable Laws.	6

9. CHANGE OF CONTROL

9.1. Vesting and Payment.	6
9.2. Other Action.	6

10. AGREEMENTS AND CERTAIN BENEFITS

10.1. Grant Evidenced by Agreement.	7
10.2. Provisions of Agreement.	7
10.3. Transferability.	7

11. REPLACEMENT AND TANDEM AWARDS

11.1. Replacement.	7
11.2. Tandem Awards.	7

12. PAYMENT, DIVIDENDS AND WITHHOLDING

12.1. Payment.	7
12.2. Dividend Equivalents.	8
12.3. Withholding.	8

13. OPTIONS

13.1. Types of Options.	8
13.2. Grant of ISOs and Option Price.	8
13.3. Other Requirements for ISOs.	8
13.4. NQSOs.	8
13.5. Determination by Committee.	8

14. SARS

14.1. Grant and Payment.	8
14.2. Grant of Tandem Award.	8
14.3. ISO Tandem Award.	8
14.4. Payment of Award.	8

15. ANNUAL LIMITATIONS

15.1. Limitation on Options and SARs.	8
15.2. Limitation on Performance Shares.	9
15.3. Computations.	9

16. RESTRICTED STOCK AND PERFORMANCE SHARES

16.1. Restricted Stock.	9
16.2. Cost of Restricted Stock.	9
16.3. Non-Transferability.	9
16.4. Performance Shares.	9
16.5. Grant.	9

17. CASH AWARDS

17.1. Grant.	9
17.2. Annual Limits.	10
17.3. Restrictions.	10

18. OTHER STOCK BASED AWARDS AND OTHER BENEFITS

18.1. Other Stock Based Awards.	10
18.2. Other Benefits.	10

19. MISCELLANEOUS PROVISIONS

19.1. Underscored References.	10
19.2. Number and Gender.	10
19.3. Unfunded Status of Plan.	10
19.4. Termination of Employment.	10
19.5. Designation of Beneficiary.	11
19.6. Governing Law.	11
19.7. Purchase for Investment.	11
19.8. No Employment Contract.	11
19.9. No Effect on Other Benefits.	11
19.10. Limitation on Exercise	11

VERICHIP CORPORATION
2005 FLEXIBLE STOCK PLAN

(As Amended and Restated on December 21, 2006)

1.NAME AND PURPOSE
1.1 Name.

The name of this Plan is the “VeriChip Corporation 2005 Flexible Stock Plan.”

1.2 Purpose.

The Company has established this Plan to attract, retain, motivate and reward Employees and Directors and to encourage ownership of the Company’s Common Stock by them. The Company also intends in appropriate circumstances to grant awards of its common stock in lieu of cash compensation pursuant to the mutual agreement of the Participant and the Company.

2. DEFINITIONS OF TERMS AND RULES OF CONSTRUCTION
2.1 General Definitions.

The following words and phrases, when used in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following respective meanings:

2.1.1 Affiliate.

A Parent or Subsidiary of the Company.

2.1.2 Agreement.

The document which evidences the grant of any Benefit under the Plan and which sets forth the Benefit and the terms, conditions and provisions of, and restrictions relating to, such Benefit.

2.1.3 Benefit.

Any benefit granted to a Participant under the Plan.

2.1.4 Board.

The Board of Directors of the Company.

2.1.5 Cash Award.

A Benefit payable in the form of cash.

2.1.6 Change of Control.

If any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; upon the first purchase of the Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company); upon the approval by the Company’s stockholders of a merger or consolidation, a sale or disposition of all or substantially all of the Company’s assets or a plan of liquidation or dissolution of the Company; or if during an period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Company’s stockholders of each new director was approved by a vote of at least 2/3 of the Board then still in office who were members of the Board at the beginning of the period. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur if the Company either merges or consolidates with or into another company or sells or disposes of all or substantially all of its assets to another company, if such merger, consolidation, sale or disposition is in connection with a corporate restructuring wherein the stockholders of the Company immediately before such merger, consolidation, sale or disposition own, directly or indirectly, immediately following such merger, consolidation, sale or disposition of at least 80% of the combined voting power of all outstanding classes of securities of the company resulting from such merger or consolidation, or to which the Company sells or disposes of its assets, in substantially the same proportion as their ownership in the Company immediately before such merger, consolidation, sale or disposition.

2.1.7 Code.

The Internal Revenue Code of 1986, as amended. Any reference to the Code includes the regulations promulgated pursuant to the Code.

2.1.8 Company.

VeriChip Corporation.

2.1.9 Committee.

A Committee described in Section 5.1.

2.1.10 Common Stock.

The Company’s common stock which presently has a par value of $0.01 per Share.

2.1.11 Director.

A member of the Board or a member of the Board of Directors of an Affiliate.

2.1.12 Effective Date.

The date that the Plan is approved by the shareholders of the Company which was April 27, 2005.

2.1.13 Employee.

Any person employed by the Employer.

2.1.14 Employer.

The Company and all Affiliates.

2.1.15 Exchange Act.

The Securities Exchange Act of 1934, as amended.

2.1.16 Fair Market Value.

The last sale price on the date for which Fair Market Value is being determined or, in case no such sale takes place on such date, the average of the closing bid and asked prices of the Shares on such date, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, Inc. (the “NYSE”) or, if the Shares are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted sale price on such date or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market on such date, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such date the Shares are not quoted by any such organization, the average of the closing bid and asked prices on such date as furnished by a professional market maker making a market in the Shares selected by the Committee. If the Shares are not publicly held or so listed or publicly traded, the determination of the Fair Market Value per Share shall be made in good faith by the Committee.

2.1.17 Fiscal Year.

The taxable year of the Company which is the calendar year.

2.1.18 ISO.

An Incentive Stock Option as defined in Section 422 of the Code.

2.1.19 NQSO.

A non-qualified stock Option, which is an Option that does not qualify as an ISO.

2.1.20 Option.

An option to purchase Shares granted under the Plan.

2.1.21 Other Stock Based Award.

An award under Section 3.1 that is valued in whole or in part by reference to, or is otherwise based on, Common Stock.

2.1.22 Parent.

Any corporation (other than the Company or a Subsidiary) in an unbroken chain of corporations ending with the Company, if, at the time of the grant of an Option or other Benefit, each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.1.23 Participant.

An individual who is granted a Benefit under the Plan. Benefits may be granted only to Employees, members of the Board, (including former Employees and former members of the Board if in connection with their separation from the Company), employees and owners of entities which are not Affiliates but which have a direct or indirect ownership interest in an Employer or in which an Employer has a direct or indirect ownership interest, individuals who, and employees and owners of entities which, are customers and suppliers of an Employer, individuals who, and employees and owners of entities which, render services to an Employer, and individuals who, and employees and owners of entities, which have ownership or business affiliations with any individual or entity previously described.

2.1.24 Performance Based Compensation.

Compensation which meets the requirements of Section 162(m)(4)(C) of the Code.

2.1.25 Performance Share.

A Share awarded to a Participant under Section 16.4 of the Plan.

2.1.26 Plan.

The VeriChip Corporation 2005 Flexible Stock Plan and all amendments and supplements to it.

2.1.27 Reload Option.

An Option to purchase the number of Shares used by a Participant to exercise an Option and to satisfy any withholding requirement incident to the exercise of such Option.

2.1.28 Restricted Stock.

Shares issued under Section 16.1 of the Plan.

2.1.29 Rule 16b-3.

Rule 16b-3 promulgated by the SEC, as amended, or any successor rule in effect from time to time.

2.1.30 SEC.

The Securities and Exchange Commission.

2.1.31 Share.

A share of Common Stock.

2.1.32 SAR.

A stock appreciation right, which is the right to receive an amount equal to the appreciation, if any, in the Fair Market Value of a Share from the date of the grant of the right to the date of its payment.

2.1.33 Subsidiary.

Any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of grant of an Option or other Benefit, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.2 Other Definitions.

In addition to the above definitions, certain words and phrases used in the Plan and any Agreement may be defined in other portions of the Plan or in such Agreement.

2.3 Conflicts.

In the case of any conflict in the terms of the Plan relating to a Benefit, the provisions in the section of the Plan which specifically grants such Benefit shall control those in a different section. In the case of any conflict between the terms of the Plan relating to a Benefit and the terms of an Agreement relating to a Benefit, the terms of the Plan shall control.
3.COMMON STOCK
3.1 Number of Shares.

The number of Shares which may be issued or sold or for which Options, SARs or Performance Shares may be granted under the Plan shall be 277,778. Such Shares may be authorized but unissued Shares, Shares held in the treasury, or both. The full number of Shares available may be used for any type of Option or other Benefit, including ISOs.

3.2 Reusage.

If an Option or SAR expires or is terminated, surrendered, or canceled without having been fully exercised, if Restricted Shares or Performance Shares are forfeited, or if any other grant results in any Shares not being issued, the Shares covered by such Option or SAR, grant of Restricted Shares, Performance Shares or other grant, as the case may be, shall again be available for use under the Plan. Any Shares which are used as full or partial payment to the Company upon exercise of an Option or for any other Benefit that requires a payment to the Company shall be available for purposes of the Plan.

3.3 Adjustments.

If there is any change in the Common Stock of the Company by reason of any stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, or otherwise, the number of SARs and number and class of shares available for Options and grants of Restricted Stock, Performance Shares and Other Stock Based Awards and the number of Shares subject to outstanding Options, SARs, grants of Restricted Stock which are not vested, grants of Performance Shares which are not vested, and Other Stock Based Awards, and the price thereof, as applicable, may be appropriately adjusted by the Committee.

4. ELIGIBILITY
4.1 Determined By Committee.

The Participants and the Benefits they receive under the Plan shall be determined solely by the Committee. In making its determinations, the Committee shall consider past, present and expected future contributions of Participants and potential Participants to the Employer, including, without limitation, the performance of, or the refraining from the performance of, services. Unless specifically provided otherwise herein, all determinations of the Committee in connection with the Plan or an Agreement shall be made in its sole discretion.

5. ADMINISTRATION
5.1 Committee.

The Plan shall be administered by the Committee. The Committee shall consist of two or more members of the Board all of whom shall be "independent directors" as defined in Nasdaq Rule 4200(a)(15), provided, however, (i) if the Company is a "controlled company" as defined in Nasdaq Rule 4350(c)(5), the Committee may include one or more of directors who are not "independent" as defined in Nasdaq Rule 4200(a)(15) as and to the extent permitted by the rules of Nasdaq and (ii) if the Committee is composed of at least three members, the Board may appoint one member who is not "independent" as so defined as and to the extent premitted by, and subject to the requirements of, Nasdaq Rule 4350(c)(3). Subject to the foregoing, at least two members of the Committee shall each be an "outside director" as defined in Section 162(m) of the Code and a "nonemployee director" as defined in Rule 16b-3 promulgated under the Exchange Act and the Committee shall be authorized to delegate to such members of the Committee all authority under this Plan as and to the extent necessary or desirable to ensure compliance with, or to obtain benefits of, said Section 162(m) and/or Rule 16b-3. Notwithstanding the foregoing, the Board may appoint an additional Committee that does not consist solely of outside directors and nonemployee directors to administer the Plan with respect to Participants whose Benefits are not affected by the restrictions of Rule 16b-3 or Section 162(m) of the Code. The Committee shall use its best efforts to grant Options, SARs, Restricted Stock, Performance Shares, Cash Awards and Other Stock Based Awards under this Plan to an Employee which will qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, except where the Committee deems that the Company’s interests when viewed broadly will be better served by a grant which is free of the conditions required to so qualify any such grant for purposes of Section 162(m) of the Code.

If the Committee does not include the entire Board, it shall serve at the pleasure of the Board, which may from time to time appoint members in substitution for members previously appointed and fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee made at a meeting at which a quorum is present shall be made by a majority of its members present at the meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

5.2 Authority.

Subject to the terms of the Plan, the Committee shall have discretionary authority to:

(a)    determine the individuals to whom Benefits are granted, the type and amounts of Benefits to be granted and the date of issuance and duration of all such grants;

(b)    determine the terms, conditions and provisions of, and restrictions relating to, each Benefit granted;

(c)    interpret and construe the Plan and all Agreements;

(d)    prescribe, amend and rescind rules and regulations relating to the Plan;

(e)    determine the content and form of all Agreements;

(f)    determine all questions relating to Benefits under the Plan;

(g)    maintain accounts, records and ledgers relating to Benefits;

(h)    maintain records concerning its decisions and proceedings;

(i)     employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable;

(j)     take, at any time, any action required or permitted by Section 9.1 or 9.2(a), respectively, irrespective of whether any Change of Control has occurred or is imminent;

(k)    determine, except to the extent otherwise provided in the Plan, whether and the extent to which Benefits under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation, and to take such action, establish such procedures, and impose such restrictions at the time such Benefits are granted as the Committee determines to be necessary or appropriate to conform to such requirements; and

(l)     do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and carry out the purposes of the Plan.

5.3 Delegation.

Except as required by Rule 16b-3 with respect to grants of Options, Stock Appreciation Awards, Performance Shares, Other Stock Based Awards, or other Benefits to individuals who are subject to Section 16b-3of the Exchange Act or as otherwise required for compliance with Rule 16b-3 or other applicable law, the Committee may delegate all or any part of its authority under the Plan to any Employee, Employees or committee.

5.4 Determination.

All determinations of the Committee shall be final.

6.AMENDMENT
6.1 Power of Board.

Except as hereinafter provided, the Board shall have the sole right and power to amend the Plan at any time and from time to time.

6.2 Limitation.

The Board may not amend the Plan, without approval of the shareholders of the Company:

(a)    in a manner which would cause Options which are intended to qualify as ISOs to fail to qualify;

(b)    in a manner which would cause the Plan to fail to meet the requirements of Rule 16b-3;

(c)    in a manner which would violate applicable law (including applicable rules of any stock exchange on which Common Stock is traded); or

(d)   in a manner which would result in:

(1)	any material increase in the number of Shares to be issued under the Plan (other than to reflect a reorganization, stock split, merger, spinoff or similar transaction);

(2)
any material increase in Benefits to Participants, including any material change to permit a repricing (or decrease in exercise price) of outstanding Options, reduce the price at which Shares or Options to purchase Shares may be offered, or extend the duration of the Plan;

(3)	any material expansion of the class of Participants eligible to participate in the Plan; and

(4)	any expansion in the types of Options or Benefits provided under the Plan.

7.TERM AND TERMINATION
7.1 Term.

The Plan shall commence as of the Effective Date and, subject to the terms of the Plan, including those requiring approval by the shareholders of the Company and those limiting the period over which ISOs or any other Benefits may be granted, shall continue in full force and effect until the earlier of the tenth anniversary of the Effective Date or the date the Plan is terminated by the Board pursuant to Section 7.2.

7.2 Termination.

The Plan may be terminated at any time by the Board.

8. MODIFICATION OR TERMINATION OF BENEFITS
8.1 General.

Subject to the provisions of Section 8.2, the amendment or termination of the Plan shall not adversely affect a Participant’s right to any Benefit granted prior to such amendment or termination.

8.2 Committee’s Right.

Any Benefit granted may be converted, modified, forfeited or canceled, in whole or in part, by the Committee if and to the extent permitted in the Plan or applicable Agreement or with the consent of the Participant to whom such Benefit was granted. Except as may be provided in an Agreement, the Committee may, in its sole discretion, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Benefit.

8.3 Compliance with Applicable Laws.

The Plan shall be administered and interpreted in accordance with applicable federal tax laws, including Section 409A of the Code, and the regulations promulgated thereunder.

9.CHANGE OF CONTROL
9.1 Vesting and Payment.

In the event of a Change of Control:

(a) all outstanding Options shall become fully exercisable, except to the extent that the right to exercise the Option is subject to restrictions established in connection with an SAR that is issued in tandem with the Option;

(b) all outstanding SARs shall become immediately payable, except to the extent that the right to exercise the SAR is subject to restrictions established in connection with an Option that is issued in tandem with the SAR;

(c) all Shares of Restricted Stock shall become fully vested;

(d) all Performance Shares shall be deemed to be fully earned and shall be paid out in such manner as determined by the Committee; and

(e) all Cash Awards, Other Stock Based Awards and other Benefits shall become fully vested and/or earned and paid out in such manner as determined by the Committee.

9.2 Other Action.

In the event of a Change of Control, the Committee, in its sole discretion, may, in addition to the provisions of Section 9.1 above and to the extent not inconsistent therewith:

(a) provide for the purchase of any Benefit for an amount of cash equal to the amount which could have been attained upon the exercise or realization of such Benefit had such Benefit been currently exercisable or payable;

(b) make such adjustment to the Benefits then outstanding as the Committee deems appropriate to reflect such transaction or change; and/or

(c) cause the Benefits then outstanding to be assumed, or new Benefits substituted therefor, by the surviving corporation in such change.

10. AGREEMENTS AND CERTAIN BENEFITS
10.1 Grant Evidenced by Agreement.

The grant of any Benefit under the Plan shall be evidenced by an Agreement which shall describe the specific Benefit granted and the terms and conditions of the Benefit. Except as otherwise provided in an Agreement, all capitalized terms used in the Agreement shall have the same meaning as in the Plan, and the Agreement shall be subject to all of the terms of the Plan.

10.2 Provisions of Agreement.

Each Agreement shall contain such provisions that the Committee shall determine to be necessary, desirable and appropriate for the Benefit granted which may include, but not necessarily be limited to, the following with respect to any Benefit: description of the type of Benefit; the Benefit’s duration; its transferability; if an Option, the exercise price, the exercise period and the person or persons who may exercise the Option; the effect upon such Benefit of the Participant’s death, disability, changes of duties or termination of employment; the Benefit’s conditions; when, if, and how any Benefit may be forfeited, converted into another Benefit, modified, exchanged for another Benefit, or replaced; and the restrictions on any Shares purchased or granted under the Plan.

10.3 Transferability.

Unless otherwise specified in an Agreement or permitted by the Committee, each Benefit granted shall be not transferable other than by will or the laws of descent and distribution and shall be exercisable during a Participant’s lifetime only by him.

11. REPLACEMENT AND TANDEM AWARDS
11.1 Replacement.

The Committee may permit a Participant to elect to surrender a Benefit in exchange for a new Benefit.

11.2 Tandem Awards.

Awards may be granted by the Committee in tandem. However, no Benefit may be granted in tandem with an ISO except SARs.

12. PAYMENT, DIVIDENDS AND WITHHOLDING
12.1 Payment.

Upon the exercise of an Option or in the case of any other Benefit that requires a payment by a Participant to the Company, the amount due the Company is to be paid:

(a)	in cash, including by means of a so-called “cashless exercise” of an Option;

(b)	by the surrender of all or part of a Benefit (including the Benefit being exercised);

(c)	by the tender to the Company of Shares owned by the optionee and registered in his name having a Fair Market Value equal to the amount due to the Company;

(d)	in other property, rights and credits deemed acceptable by the Committee, including the Participant’s promissory note; or

(e)	by any combination of the payment methods specified in (a), (b), (c) and (d) above.

Notwithstanding, the foregoing, any method of payment other than (a) may be used only with the consent of the Committee or if and to the extent so provided in an Agreement. The proceeds of the sale of Shares purchased pursuant to an Option and any payment to the Company for other Benefits shall be added to the general funds of the Company or to the Shares held in treasury, as the case may be, and used for the corporate purposes of the Company as the Board shall determine.

12.2 Dividend Equivalents.

Grants of Benefits in Shares or Share equivalents may include dividend equivalent payments or dividend credit rights.

12.3 Withholding.

To the extent specified in the Agreement, the Company may, at the time any distribution is made under the Plan, whether in cash or in Shares, or at the time any Option is exercised, withhold from such distribution or Shares issuable upon the exercise of an Option, any amount necessary to satisfy federal, state and local income and/or other tax withholding requirements with respect to such distribution or exercise of such Options. The Committee or the Company may require a participant to tender to the Company cash and/or Shares in the amount necessary to comply with any such withholding requirements.

13.OPTIONS
13.1 Types of Options.

It is intended that both ISOs and NQSOs, which may be Reload Options, may be granted by the Committee under the Plan.

13.2 Grant of ISOs and Option Price.

Each ISO must be granted to an Employee and granted within ten years from the earlier of the date of adoption by the Board or the Effective Date. The purchase price for Shares under any ISO shall be no less than the Fair Market Value of the Shares at the time the Option is granted.

13.3 Other Requirements for ISOs.

The terms of each Option which is intended to qualify as an ISO shall meet all requirements of Section 422 of the Code.

13.4 NQSOs.

The terms of each NQSO shall provide that such Option will not be treated as an ISO. The purchase price for Shares under any NQSO shall be no less than 100% of the Fair Market Value of the Shares at the time the Option is granted.

13.5 Determination by Committee.

Except as otherwise provided in Section 13.1 through Section13.4, the terms of all Options shall be determined by the Committee.

14. SARS
14.1 Grant and Payment.

The Committee may grant SARs. Upon electing to receive payment of a SAR, a Participant shall receive payment in Shares.

14.2 Grant of Tandem Award.

The Committee may grant SARs in tandem with an Option, in which case: the exercise of the Option shall cause a correlative reduction in SARs standing to a Participant’s credit which were granted in tandem with the Option; and the payment of SARs shall cause a correlative reduction of the Shares under such Option.

14.3 ISO Tandem Award.

When SARs are granted in tandem with an ISO, the SARs shall have such terms and conditions as shall be required for the ISO to qualify as an ISO.

14.4 Payment of Award.

SARs shall be paid by the Company to a Participant, to the extent payment is elected by the Participant (and is otherwise due and payable), as soon as practicable after the date on which such election is made.

15. ANNUAL LIMITATIONS
15.1 Limitation on Options and SARs.

The number of (a) Shares covered by Options where the purchase price is no less than the Fair Market Value of the Shares on the date of grant plus (b) SARs which may be granted to any Participant in any Fiscal Year shall not exceed 333,333.

15.2 Limitation on Performance Shares

The number of Shares covered by Performance Shares in any Fiscal Year shall not exceed 166,667.

15.3 Computations.

For purposes of Section 15.1, Shares covered by an Option that is canceled shall count against the maximum, and, if the exercise price under an Option is reduced, the transaction shall be treated as a cancellation of the Option and a grant of a new Option; and SARs covered by a grant of SARs that is canceled shall count against the maximum; and, if the Fair Market Value of a Share on which the appreciation under a grant of SARs will be calculated is reduced, the transaction will be treated as a cancellation of the SARs and the grant of a new grant of SARs.

16. RESTRICTED STOCK AND PERFORMANCE SHARES
16.1 Restricted Stock.

The Committee may grant Benefits in Shares available under Section 3.1 of the Plan as Restricted Stock. Shares of Restricted Stock shall be issued and delivered at the time of the grant or as otherwise determined by the Committee, but shall be subject to forfeiture until provided otherwise in the applicable Agreement or the Plan. Each certificate representing Shares of Restricted Stock shall bear a legend referring to the Plan and the risk of forfeiture of the Shares and stating that such Shares are nontransferable until all restrictions have been satisfied and the legend has been removed. At the discretion of the Committee, the grantee may or may not be entitled to full voting and dividend rights with respect to all shares of Restricted Stock from the date of grant.

16.2 Cost of Restricted Stock.

Unless otherwise determined by the Committee, grants of Shares of Restricted Stock shall be made at a per Share cost to the Participant equal to par value.

16.3 Non-Transferability.

Shares of Restricted Stock shall not be transferable until after the removal of the legend with respect to such Shares.

16.4 Performance Shares.

Performance Shares are the right of an individual to whom a grant of such Shares is made to receive Shares or cash equal to the Fair Market Value of such Shares at a future date in accordance with the terms and conditions of such grant. The terms and conditions shall be determined by the Committee, in its sole discretion, but generally are expected to be based substantially upon the attainment of targeted profit and/or performance objectives. The Committee shall determine the performance targets which will be applied with respect to each grant of Performance Shares at the time of grant, but in no event later than 90 days after the beginning of the period of service to which the performance targets relate. The performance criteria applicable to Performance Shares will be one or more of the following: (1) stock price; (2) average annual growth in earnings per share; (3) increase in shareholder value; (4) earnings per share; (5) net income; (6) return on assets; (7) return on shareholders’ equity; (8) increase in cash flow; (9) operating profit or operating margins; (10) revenue growth of the Company; and (11) operating expenses. Each performance target applicable to a Performance Share award and the deadline for satisfying each such target shall be stated in the Agreement between the Company and the Employee. The Committee must certify in writing that each such target has been satisfied before the Performance Shares award becomes effective.

16.5 Grant.

The Committee may grant an award of Performance Shares. The number of Performance Shares and the terms and conditions of the grant shall be set forth in the applicable Agreement.

17.CASH AWARDS

17.1 Grant.

The Committee may grant Cash Awards at such times and (subject to Section 17..2) in such amounts as it deems appropriate.

17.2 Annual Limits.

The amount of any Cash Award in any Fiscal Year to any Participant shall not exceed the greater of $100,000 or 100% of his cash compensation (excluding any Cash Award under this Section 17.2) for such Fiscal Year.

17.3 Restrictions.

Cash Awards may be subject or not subject to conditions (such as an investment requirement), restricted or nonrestricted, vested or subject to forfeiture and may be payable currently or in the future or both. The Committee may make grants of Cash Awards that are intended to be Performance Based Compensation and grants of Cash Awards that are not intended to be Performance Based Compensation.

The Committee shall determine the performance targets which will be applied with respect to each grant of Cash Awards that are intended to be Performance Based Compensation at the time of grant, but in no event later than 90 days after the beginning of the period of service to which the performance targets relate. The performance criteria applicable to Performance Based Compensation awards will be one or more of the following: (1) stock price; (2) average annual growth in earnings per share; (3) increase in shareholder value; (4) earnings per share; (5) net income; (6) return on assets; (7) return on shareholders’ equity; (8) increase in cash flow; (9) operating profit or operating margins; (10) revenue growth of the Company; and (11) operating expenses. Each performance target applicable to a Cash Award intended to be Performance Based Compensation and the deadline for satisfying each such target shall be stated in the Agreement between the Company and the Employee. The Committee must certify in writing that each such target has been satisfied before the Performance Based Compensation award is paid.

18. OTHER STOCK BASED AWARDS AND OTHER BENEFITS
18.1 Other Stock Based Awards.

The Committee shall have the right to grant Other Stock Based Awards which may include, without limitation, the grant of Shares based on certain conditions, the payment of cash based on the performance of the Common Stock, and the grant of securities convertible into Shares.

18.2 Other Benefits.

The Committee shall have the right to provide types of Benefits under the Plan in addition to those specifically listed, if the Committee believes that such Benefits would further the purposes for which the Plan was established.

19.MISCELLANEOUS PROVISIONS
19.1 Underscored References.

The underscored references contained in the Plan are included only for convenience, and they shall not be construed as a part of the Plan or in any respect affecting or modifying its provisions.

19.2 Number and Gender.

The masculine and neuter, wherever used in the Plan, shall refer to either the masculine, neuter or feminine; and, unless the context otherwise requires, the singular shall include the plural and the plural the singular.

19.3 Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, nothing contained herein shall give any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.

19.4 Termination of Employment.

If the employment of a Participant by the Company terminates for any reason, except as otherwise provided in an Agreement, all unexercised, deferred, and unpaid Benefits may be exercisable or paid only in accordance with rules established by the Committee, provided however if a Participant is an Employee and he or she is “Terminated for Cause”, as defined herein below, or violates any of the terms of their employment after they have become vested in ant of their rights herein, the Participant’s full interest in such rights shall terminate on the date of such termination of employment and all rights thereunder shall cease. Whether a Participant’s employment is Terminated for Cause shall be determined by the Board. Cause shall include, but not be limited to gross negligence, willful misconduct, flagrant or repeated violations of the Employer’s policies, rules or ethics, a material breach by the Participant of any employment agreement between the Participant and the Employer, intoxication, substance abuse, sexual or other unlawful harassment, disclosure of confidential or proprietary information, engaging in a business competitive with the Employer, or dishonest, illegal or immoral conduct.

19.5 Designation of Beneficiary.

A Participant may file with the Committee a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries as the Committee may from time to time prescribe) to exercise, in the event of the death of the Participant, an Option, or to receive, in such event, any Benefits. The Committee reserves the right to review and approve beneficiary designations. A Participant may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to exercise any Option or to receive any Benefit, the Committee may determine to recognize only an exercise by the legal representative of the recipient, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

19.6 Governing Law.

This Plan shall be construed and administered in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law. By accepting an Option, the Employee irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Florida or of the United States of America, in each case located in Palm Beach County, Florida, for any litigation arising out of or relating to this Plan (and agrees not to commence any litigation relating thereto except in such courts). The Employee also irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of or related to the Option or this Plan in the courts of the State of Florida or of the United States of America, in each case located in Palm Beach County, Florida, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

19.7 Purchase for Investment.

The Committee may require each person purchasing Shares pursuant to an Option or other award under the Plan to represent to and agree with the Company in writing that such person is acquiring the Shares for investment and without a view to distribution or resale. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under all applicable laws, rules and regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

19.8 No Employment Contract.

Neither the adoption of the Plan nor any Benefit granted hereunder shall confer upon any Employee any right to continued employment nor shall the Plan or any Benefit interfere in any way with the right of the Employer to terminate the employment of any of its Employees at any time.

19.9 No Effect on Other Benefits.

The receipt of Benefits under the Plan shall have no effect on any benefits to which a Participant may be entitled from the Employer, under another plan or otherwise, or preclude a Participant from receiving any such benefits.

19.10 Limitation on Exercise

Notwithstanding anything herein or in the stock option award, no holder of an Option may exercise such Option if the Company’s common stock is not then traded publicly on the bulletin board or on a stock exchange or stock market, except: (i) in connection with a sale of all or part of the Company’s common stock, or (ii) within two months prior to the expiration of the Option as provided in the stock option award (or as may be extended by the Committee).